Exhibit 99.1

Capri Holdings Limited Announces Third Quarter Fiscal 2019 Results
Completed Acquisition of Versace
Third Quarter Adjusted Earnings per Share Exceed Expectations
London — February 6, 2019 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of fiscal 2019 ended December 29, 2018.
Third Quarter Fiscal 2019 Highlights

•	Adjusted earnings per share of $1.76 were above expectations

•	Raised prior adjusted earnings per share guidance excluding Versace

•	Completed Versace acquisition and expanded global fashion luxury group
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “We are extremely pleased to have recently renamed our Company Capri Holdings Limited and completed the acquisition of Versace. In the quarter, Jimmy Choo delivered strong performance, as we continued to execute on our accelerated growth plans. In Michael Kors, we remain focused on executing our Runway 2020 strategic initiatives and expect our efforts will return the brand to growth next year. For full year fiscal 2019, our luxury group is expected to deliver both double digit revenue and adjusted earnings per share growth. Taken together, we believe our three iconic, founder-led fashion brands position Capri Holdings to accelerate revenue to $8 billion dollars and deliver multiple years of earnings growth."
Third Quarter Fiscal 2019 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Third Quarter Fiscal 2019 Results:

•
Total revenue of $1.44 billion was approximately flat compared to last year, including an incremental month of Jimmy Choo revenue of $39.3 million. On a constant currency basis, total revenue increased 1.1%.

•
Gross profit was $873.2 million and gross margin was 60.7%, compared to $884.0 million and 61.4% in the prior year. Adjusted gross profit was $874.1 million and adjusted gross margin was 60.8%, compared to $885.6 million and 61.5% in the prior year.

•
Income from operations was $290.0 million and operating margin was 20.2% compared to $313.5 million and 21.8% in the prior year. Adjusted income from operations was $316.5 million and operating margin was 22.0%, compared to $345.7 million and 24.0% in the prior year.

•
Net income was $199.6 million, or $1.33 per diluted share compared to $219.4 million, or $1.42 per diluted share in the prior year. Adjusted net income was $264.7 million, or $1.76 per diluted share, compared to $273.4 million or $1.77 per diluted share in the prior year.

Michael Kors Segments Third Quarter Fiscal 2019 Results:

•
Michael Kors Retail revenue of $838.0 million decreased 1.0% compared to the prior year. Comparable store sales decreased 2.4%, which was in line with expectations. On a constant currency basis, comparable store sales decreased 1.0%.

•
Michael Kors Retail operating income was $149.9 million and operating margin was 17.9%, compared to $180.4 million and 21.3% in the prior year. Adjusted operating income was $162.5 million while adjusted operating margin was 19.4%, compared to $194.0 million and 22.9% in the prior year.

•	Michael Kors Wholesale revenue declined 8.3% to $394.9 million compared to the prior year.

•
Michael Kors Wholesale operating income was $108.6 million and operating margin was 27.5%, compared to $100.5 million and 23.3% in the prior year. On an adjusted basis operating income was $111.2 million while adjusted operating margin was 28.2% compared to 107.8 million and 25.0% in the prior year.

•	Michael Kors Licensing revenue decreased 9.9% to $43.5 million compared to the prior year.

•
Michael Kors Licensing operating income was $26.0 million and operating margin was 59.8%, compared to $26.9 million and 55.7% in the prior year. On an adjusted basis operating income was $26.4 million and operating margin was 60.7%, compared to $28.2 million and 58.4% in the prior year.

•	Inventory for the Michael Kors brand at December 29, 2018 was $606.2 million, an 8.2% increase as compared to the prior year.
Jimmy Choo Third Quarter Fiscal 2019 Results:

•	Jimmy Choo revenue was $161.6 million. The Company acquired Jimmy Choo on November 1, 2017, and compared to Jimmy Choo stand-alone results from the prior year, revenue increased mid single digits.

•	Jimmy Choo operating income was $5.5 million and adjusted operating income was $16.4 million.

•	Inventory for the Jimmy Choo brand at December 29, 2018 was $158.5 million, a 35.3% increase as compared to the prior year.
Share Repurchase Program
During the third quarter, the Company repurchased approximately 2.1 million of the Company's ordinary shares for approximately $100.0 million in open market transactions. As of December 31, 2018 the remaining availability under the Company’s share repurchase program was $442.2 million.
Outlook

The following guidance is provided on an adjusted, non-GAAP basis. Fiscal 2019 guidance includes projected Versace results subsequent to the closing of the acquisition on December 31, 2018. Guidance includes Versace results for two months, as the Company will report Versace on a one month lag, and includes a full three months of interest costs related to the acquisition.

For the full year, the Company expects total revenue to be approximately $5.22 billion. Michael Kors revenue is expected to be approximately $4.51 billion, including a low single digit comparable store sales decline. Jimmy Choo revenue is now expected to be approximately $580 million, a slight reduction from prior guidance reflecting an unfavorable foreign currency impact. Versace revenue is expected to be approximately $130 million. The Company now expects an operating margin of approximately 17.3%, reflecting brand operating margins of approximately 19.5% for Michael Kors, 4.8% for Jimmy Choo and slightly negative for Versace. The Company is updating its full year earnings per share guidance to be in a range of $4.90 to $4.95, including $0.15 of dilution from the Versace acquisition, partly offset by a $0.05 increase to previous guidance for the pre-acquisition business, reflecting third quarter results. This guidance continues to include dilution from Jimmy Choo of $0.05 to flat. Earnings per share guidance assumes approximately 152 million weighted average diluted shares outstanding, including the 2.4 million shares issued to the Versace family in connection with the acquisition and an effective tax rate of approximately 13.0%.

For the fiscal fourth quarter of 2019, the Company expects total revenue of approximately $1.33 billion. Michael Kors revenue is expected to be approximately $1.07 billion, including a low single digit decline in reported comparable sales close to the higher end of the range. Michael Kors constant currency comparable sales are expected to decline close to the low end of the low single digits range. Jimmy Choo revenue is expected to be approximately $130 million, including a comparable sales increase in the low single digits on a reported basis and mid single digits on a constant currency basis. Versace revenue is expected to be approximately $130 million. Operating margin is expected to be approximately 10.3%, reflecting brand operating margins of approximately 13.6% for Michael Kors, negative 4.5% for Jimmy Choo and slightly negative for Versace. Diluted earnings per share are expected to be in the range of $0.56 to $0.61, which includes approximately $0.15 of dilution from Versace. Earnings per share guidance assumes approximately 153 million weighted average diluted shares outstanding and an effective tax rate of approximately 20.0%.
While the Company normally provides long term expectations at our Investor Day, given the recent acquisition of Versace the Company believes it is important to update its expectations for Capri Holdings and has added a table to this earnings release outlining the major components of its anticipated growth. For fiscal 2020, the Company expects total revenue to be approximately $6.1 billion, including approximately $900 million for Versace, $650 million for Jimmy Choo and $4.55 billion for Michael Kors. The Company expects an operating margin of approximately 15.5%. Diluted earnings per share are expected to be approximately $4.95. For Capri Holdings, beyond Fiscal 2020, the Company expects to deliver accelerated revenue and earnings per share growth. The Company believes these results will be driven by revenue growth for Versace, Jimmy Choo and Michael Kors, as well as expanded margins from Versace and Jimmy Choo, and looks forward to providing additional guidance and long term expectations at its Investor Day in June.
Conference Call Information
A conference call to discuss third quarter results is scheduled for today, February 6, 2019 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 13, 2019. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 4719600. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition and the Versace acquisition and restructuring and non-cash impairment charges primarily associated with underperforming retail stores. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.

About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects of the Company, business and management strategies and the expansion and growth of the Company’s operations, and benefits from any acquisition. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); future availability of credit; the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (File No. 001-35368). The Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations

CONTACTS:
Investor Relations:
Katina Metzidakis
(201) 514-8234
InvestorRelations@CapriHoldings.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Total revenue	$1,438.0	$1,440.1	$3,894.3	$3,539.1
Cost of goods sold	564.8	556.1	1,507.2	1,389.6
Gross profit	873.2	884.0	2,387.1	2,149.5
Total operating expenses	583.2	570.5	1,692.5	1,487.5
Income from operations	290.0	313.5	694.6	662.0
Other income, net	(1.4)	(0.1)	(3.7)	(1.0)
Interest expense, net	7.7	8.3	21.1	10.2
Foreign currency loss (gain)	42.6	27.0	78.5	(14.7)
Income before provision for income taxes	241.1	278.3	598.7	667.5
Provision for income taxes	41.7	58.9	76.0	119.9
Net income	199.4	219.4	522.7	547.6
Less: Net loss attributable to noncontrolling interests	(0.2)	—	(0.9)	(0.2)
Net income attributable to Capri	$199.6	$219.4	$523.6	$547.8
Weighted average ordinary shares outstanding:
Basic	149,183,049	152,047,963	149,420,087	152,772,067
Diluted	150,268,424	154,623,339	151,457,921	155,220,984
Net income per ordinary share:
Basic	$1.34	$1.44	$3.50	$3.59
Diluted	$1.33	$1.42	$3.46	$3.53

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 29, 2018	March 31, 2018	December 30, 2017
Assets
Current assets
Cash and cash equivalents	$264.5	$163.1	$317.1
Receivables, net	291.2	290.5	288.0
Inventories	764.7	660.7	677.2
Prepaid expenses and other current assets	2,119.1	147.8	162.3
Total current assets	3,439.5	1,262.1	1,444.6
Property and equipment, net	543.6	583.2	599.4
Intangible assets, net	1,132.9	1,235.7	1,215.4
Goodwill	780.0	847.7	822.0
Deferred tax assets	47.2	56.2	64.7
Other assets	85.2	74.1	70.7
Total assets	$6,028.4	$4,059.0	$4,216.8
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$329.0	$294.1	$290.2
Accrued payroll and payroll related expenses	99.2	93.0	85.7
Accrued income taxes	22.5	77.6	68.7
Short-term debt	579.4	200.0	0.1
Accrued expenses and other current liabilities	357.3	295.6	277.4
Total current liabilities	1,387.4	960.3	722.1
Deferred rent	130.6	128.4	134.8
Deferred tax liabilities	181.6	186.3	217.0
Long-term debt	1,954.7	674.4	992.4
Other long-term liabilities	107.0	88.1	70.2
Total liabilities	3,761.3	2,037.5	2,136.5
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 213,432,129 shares issued and 148,313,496 outstanding at December 29, 2018; 210,991,091 shares issued and 149,698,407 outstanding at March 31, 2018, and 210,302,628 shares issued and 152,167,403 outstanding at December 30, 2017	—	—	—
Treasury shares, at cost (65,118,633 shares at December 29, 2018; 61,292,684 shares at March 31, 2018; and 58,135,225 shares at December 30, 2017)	(3,223.1)	(3,015.9)	(2,815.9)
Additional paid-in capital	892.4	831.1	803.3
Accumulated other comprehensive (loss) income	(92.9)	50.5	(18.4)
Retained earnings	4,687.3	4,152.0	4,107.9
Total shareholders’ equity of Capri	2,263.7	2,017.7	2,076.9
Noncontrolling interest	3.4	3.8	3.4
Total shareholders’ equity	2,267.1	2,021.5	2,080.3
Total liabilities and shareholders’ equity	$6,028.4	$4,059.0	$4,216.8

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue by Segment and Region:
MK Retail	The Americas	$557.1	$558.0	$1,354.2	$1,335.6
	Europe	163.9	168.0	422.6	444.3
	Asia	117.0	120.3	344.6	331.3
MK Retail Revenue		838.0	846.3	2,121.4	2,111.2

MK Wholesale	The Americas	311.4	338.2	940.8	905.8
	EMEA	66.3	81.2	215.6	250.7
	Asia	17.2	11.4	59.1	41.5
MK Wholesale Revenue		394.9	430.8	1,215.5	1,198.0

MK Licensing	The Americas	29.2	29.4	67.6	70.2
	EMEA	14.3	18.9	38.8	45.0
MK Licensing Revenue		43.5	48.3	106.4	115.2

Michael Kors Revenue		1,276.4	1,325.4	3,443.3	3,424.4

Jimmy Choo	The Americas	29.1	21.0	75.1	21.0
	EMEA	89.7	65.0	248.2	65.0
	Asia	42.8	28.7	127.7	28.7
Jimmy Choo Revenue		161.6	114.7	451.0	114.7

Total Revenue		$1,438.0	$1,440.1	$3,894.3	$3,539.1

Income from Operations:
MK Retail		$149.9	$180.4	$310.3	$341.6
MK Wholesale		108.6	100.5	336.2	263.6
MK Licensing		26.0	26.9	44.9	51.1
Michael Kors		284.5	307.8	691.4	656.3
Jimmy Choo		5.5	5.7	3.2	5.7
Total Income from Operations		$290.0	$313.5	$694.6	$662.0

Operating Margin:
MK Retail		17.9%	21.3%	14.6%	16.2%
MK Wholesale		27.5%	23.3%	27.7%	22.0%
MK Licensing		59.8%	55.7%	42.2%	44.4%
Michael Kors		22.3%	23.2%	20.1%	19.2%
Jimmy Choo		3.4%	5.0%	0.7%	5.0%
Total Operating Margin		20.2%	21.8%	17.8%	18.7%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	December 29, 2018
Retail Store Information:	Store Count	Square Footage
The Americas	401	1,381,279
Europe	198	535,627
Asia	271	589,912
Michael Kors	870	2,506,818
Jimmy Choo	206	267,407
Total Capri	1,076	2,774,225

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 29, 2018	December 30, 2017	As Reported	Constant Currency
Total revenue:
MK Retail	$838.0	$846.3	(1.0)%	0.3%
MK Wholesale	394.9	430.8	(8.3)%	(7.8)%
MK Licensing	43.5	48.3	(9.9)%	(9.9)%
Michael Kors	1,276.4	1,325.4	(3.7)%	(2.7)%
Jimmy Choo	161.6	114.7	NM	NM
Total revenue	$1,438.0	$1,440.1	(0.1)%	1.1%

	Nine Months Ended		% Change
	December 29, 2018	December 30, 2017	As Reported	Constant Currency
Total revenue:
MK Retail	$2,121.4	$2,111.2	0.5%	0.5%
MK Wholesale	1,215.5	1,198.0	1.5%	1.4%
MK Licensing	106.4	115.2	(7.6)%	(7.6)%
Michael Kors	3,443.3	3,424.4	0.6%	0.5%
Jimmy Choo	451.0	114.7	NM	NM
Total revenue	$3,894.3	$3,539.1	10.0%	10.2%
___________________
NM Not meaningful

SCHEDULE 6

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
FOREIGN CURRENCY EFFECTS RELATED TO VERSACE ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Foreign Currency Effects	As Adjusted
Jimmy Choo gross profit	$107.0	$—	$—	$0.9	$—	$107.9
Total gross profit	$873.2	$—	$—	$0.9	$—	$874.1

Michael Kors operating expense	$481.6	$(5.4)	$(10.2)	$—	$—	$466.0
Jimmy Choo operating expense	101.6	(0.5)	(9.5)	—	—	91.6
Total operating expenses	$583.2	$(5.9)	$(19.7)	$—	$—	$557.6

MK Retail operating income	$149.9	$5.4	$7.2	$—	$—	$162.5
MK Wholesale operating income	108.6	—	2.6	—	—	111.2
MK Licensing operating income	26.0	—	0.4	—	—	26.4
Michael Kors operating income	284.5	5.4	10.2	—	—	300.1
Jimmy Choo operating income	5.5	0.5	9.5	0.9	—	16.4
Total income from operations	$290.0	$5.9	$19.7	$0.9	$—	$316.5

Foreign currency loss	$42.6	$—	$—	$—	$(42.1)	$0.5
Income before provision for income taxes	$241.1	$5.9	$19.7	$0.9	$42.1	$309.7
Provision for income taxes	$41.7	$1.5	$2.7	$0.2	$(0.9)	$45.2
Net income attributable to Capri	$199.6	$4.4	$17.0	$0.7	$43.0	$264.7
Diluted net income per ordinary share - Capri	$1.33	$0.03	$0.11	$—	$0.29	$1.76
______________________

(1)
Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and other restructuring initiatives, and transaction and transition costs recorded in connection with the acquisitions of Jimmy Choo Group Limited and Gianni Versace S.p.A.

SCHEDULE 7

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
FOREIGN CURRENCY EFFECTS RELATED TO VERSACE ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Nine Months Ended December 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$2,387.1	$—	$—	$5.6	$—	$2,392.7

Michael Kors operating expense	$1,394.0	$(15.4)	$(26.1)	$—	$—	$1,352.5
Jimmy Choo operating expense	298.5	(1.8)	(23.1)	—	—	273.6
Total operating expenses	$1,692.5	$(17.2)	$(49.2)	$—	$—	$1,626.1

MK Retail operating income	$310.3	$15.4	$17.8	$—	$—	$343.5
MK Wholesale operating income	336.2	—	7.1	—	—	343.3
MK Licensing operating income	44.9	—	1.2	—	—	46.1
Michael Kors operating income	691.4	15.4	26.1	—	—	732.9
Jimmy Choo operating income	3.2	1.8	23.1	5.6	—	33.7
Total income from operations	$694.6	$17.2	$49.2	$5.6	$—	$766.6

Foreign currency loss	$78.5	$—	$—	$—	$(72.5)	$6.0
Income before provision for income taxes	$598.7	$17.2	$49.2	$5.6	$72.5	$743.2
Provision for income taxes	$76.0	$3.4	$6.7	$1.1	$(0.9)	$86.3
Net income attributable to Capri	$523.6	$13.8	$42.5	$4.5	$73.4	$657.8
Diluted net income per ordinary share - Capri	$3.46	$0.09	$0.28	$0.03	$0.49	$4.35
______________________

(1)
Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and other restructuring initiatives, and transaction and transition costs recorded in connection with the acquisitions of Jimmy Choo Group Limited and Gianni Versace S.p.A.

SCHEDULE 8

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO ACQUISITION OF JIMMY CHOO
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Jimmy Choo gross profit	$72.5	$—	$—	$1.6	$—	$74.1
Total gross profit	$884.0	$—	$—	$1.6	$—	$885.6

Michael Kors operating expense	$503.6	$(2.6)	$(19.6)	$—	$—	$481.4
Jimmy Choo operating expense	66.9	—	(8.4)	—	—	58.5
Total operating expenses	$570.5	$(2.6)	$(28.0)	$—	$—	$539.9

MK Retail operating income	$180.4	$2.6	$11.0	$—	$—	$194.0
MK Wholesale operating income	100.5	—	7.3	—	—	107.8
MK Licensing operating income	26.9	—	1.3	—	—	28.2
Michael Kors operating income	307.8	2.6	19.6	—	—	330.0
Jimmy Choo operating income	5.7	—	8.4	1.6	—	15.7
Total income from operations	$313.5	$2.6	$28.0	$1.6	$—	$345.7

Foreign currency loss (gain)	$27.0	$—	$—	$—	$(32.0)	$(5.0)
Income before provision for income taxes	$278.3	$2.6	$28.0	$1.6	$32.0	$342.5
Provision for income taxes	$58.9	$0.5	$3.3	$0.3	$6.1	$69.1
Net income attributable to Capri	$219.4	$2.1	$24.7	$1.3	$25.9	$273.4
Diluted net income per ordinary share - Capri	$1.42	$0.01	$0.16	$0.01	$0.17	$1.77
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

SCHEDULE 9

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO ACQUISITION OF JIMMY CHOO
(In millions, except share and per share data)
(Unaudited)

	Nine Months Ended December 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$2,149.5	$—	$—	$1.6	$—	$2,151.1

Michael Kors operating expense	$1,420.6	$(18.9)	$(42.9)	$—	$—	$1,358.8
Jimmy Choo operating expense	66.9	—	(8.4)	—	—	58.5
Total operating expenses	$1,487.5	$(18.9)	$(51.3)	$—	$—	$1,417.3

MK Retail operating income	$341.6	$18.9	$25.4	$—	$—	$385.9
MK Wholesale operating income	263.6	—	14.9	—	—	278.5
MK Licensing operating income	51.1	—	2.6	—	—	53.7
Michael Kors operating income	656.3	18.9	42.9	—	—	718.1
Jimmy Choo operating income	5.7	—	8.4	1.6	—	15.7
Total income from operations	$662.0	$18.9	$51.3	$1.6	$—	$733.8

Foreign currency gain	$(14.7)	$—	$—	$—	$4.7	$(10.0)
Income before provision for income taxes	$667.5	$18.9	$51.3	$1.6	$(4.7)	$734.6
Provision for income taxes	$119.9	$3.4	$7.6	$0.3	$(0.9)	$130.3
Net income attributable to Capri	$547.8	$15.5	$43.7	$1.3	$(3.8)	$604.5
Diluted net income per ordinary share - Capri	$3.53	$0.10	$0.28	$0.01	$(0.03)	$3.89
______________________

(1)
Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

SCHEDULE 10

CAPRI FINANCIAL OUTLOOK

	FY 2020	FY 2021	FY 2022
REVENUE	APPROXIMATELY $6.1B	MID SINGLE DIGIT GROWTH	MID SINGLE DIGIT GROWTH
MK REVENUE	APPROXIMATELY $4.55B	LOW SINGLE DIGIT GROWTH	LOW SINGLE DIGIT GROWTH
JC REVENUE	APPROXIMATELY $650M	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH
VERSACE REVENUE	APPROXIMATELY $900M	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH
ADJUSTED OPERATING MARGIN*	APPROXIMATELY 15.5%	APPROXIMATELY 16%	APPROXIMATELY 17%
MK OPERATING MARGIN*	STABLE	STABLE	STABLE
JC OPERATING MARGIN*	IMPROVING	HIGH SINGLE DIGITS	MID TEENS
VERSACE OPERATING MARGIN*	FLAT	MID SINGLE DIGITS	LOW DOUBLE DIGITS
ADJUSTED NET INCOME*	LOW SINGLE DIGIT GROWTH	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH
ADJUSTED EPS*	APPROXIMATELY $4.95	DOUBLE DIGIT GROWTH	DOUBLE DIGIT GROWTH

*US GAAP RESULTS ADJUSTED FOR SPECIAL ITEMS